Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the use of our report dated May 19, 2003 with respect to the financial statements included in the filing of the Registration Statement (Form S-8) of Cinema Ride, Inc. for the fiscal year ended December 31, 2002.





/s/ Weinberg & Company, P.A.
Weinberg & Company, P.A.
Los Angeles, California
March 1, 2004